AMENDMENT

TO

AMENDED AND RESTATED

INVESTMENT SUB-ADVISORY AGREEMENT

THIS AMENDMENT is made as of the 17th day of November, 2017, by and between Mason Street Advisors, LLC (the “Adviser”) and BlackRock Advisors, LLC, a Delaware limited liability company (the “Sub-Adviser”).

WHEREAS, the Adviser and the Sub-Adviser are parties to an Amended and Restated Investment Sub-Advisory Agreement dated November 30, 2016 (the “Agreement”) relating to the Northwestern Mutual Series Fund, Inc.’s Government Money Market Fund Portfolio (the “Portfolio”); and

WHEREAS, the Adviser and the Sub-Adviser wish to amend the Agreement to modify the investment sub-advisory fee payable with respect to the Portfolio as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Schedule A to the Agreement shall be modified by deleting the text set forth therein and replacing it with the text set forth on Exhibit A attached to this Amendment, the content of which is hereby incorporated herein by this reference.

2. Except as modified by this Amendment, the Agreement shall remain in full force and effect, and it is hereby ratified and confirmed.

3. This Amendment may be executed in two or more counterparts, all of which when taken together shall constitute one instrument.

IN WITNESS WHEREOF, each party has caused this Amendment to be signed below by a duly authorized officer with full power and authority to execute this Amendment.

BLACKROCK ADVISORS, LLC		MASON STREET ADVISORS, LLC

By:	/s/ Michael J. Ferraro	By:	/s/ Kate M. Fleming

Name:	Michael J. Ferraro	Name:	Kate M. Fleming

Title:	Director	Title:	President

EXHIBIT A

SCHEDULE A

TO

AMENDED AND RESTATED

INVESTMENT SUB-ADVISORY AGREEMENT

BETWEEN

MASON STREET ADVISORS, LLC

AND

BLACKROCK ADVISORS, LLC

DATED NOVEMBER 30, 2016

As Amended November 17, 2017

Portfolio	Fee
Government Money Market

First $500 Million – 0.08% of average daily net assets

Next $250 Million – 0.06% of average daily net assets

Next $250 Million – 0.04% of average daily net assets

Assets Over $1 Billion – 0.03% of average daily net assets